                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                   N2H2, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                  [N2H2 Logo]

January 20, 2000

Dear Shareholder:

     The Board of Directors and management of N2H2, Inc. cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Thursday, March 9, 2000 at 10:00 a.m., at the Columbia Tower Club, 701 Fifth Avenue, 75th Floor, Seattle, Washington. In addition to the business items listed in the Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a shareholder.

     Your vote is very important. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

                                          Sincerely,

                                          /s/ PETER H. NICKERSON

                                          Peter H. Nickerson
                                          Chairman, President and
                                          Chief Executive Officer

                                  [N2H2 Logo]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, MARCH 9, 2000

To the Shareholders of N2H2, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of N2H2, Inc. (the "Company") will be held on Thursday, March 9, 2000 at 10:00 a.m., at the Columbia Tower Club, 701 Fifth Avenue, 75th Floor, Seattle, Washington for the following purposes:

          1. To elect two (2) Class I directors each for a term of one year, to serve until the 2001 Annual Meeting of Shareholders, one (1) Class II director for a term of two years, to serve until the 2002 Annual Meeting of Shareholders, and one (1) Class III director for a term of three years, to serve until the 2003 Annual Meeting of Shareholders, and in each case, until their respective successors are elected and qualified;

          2. To approve the Employee Stock Purchase Plan;

          3. To approve the 2000 Stock Option Plan;

          4. To ratify the appointment of independent auditors for the Company; and

          5. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock at the close of business on January 14, 2000 are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ JOHN F. DUNCAN

                                          John F. Duncan
                                          Secretary

N2H2, Inc.
900 Fourth Avenue, Suite 3400
Seattle, Washington 98164
January 20, 2000

     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                                   N2H2, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, March 9, 2000 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Proxy Statement to shareholders on or about January 20, 2000.

RECORD DATE AND OUTSTANDING SHARES

     Only shareholders of record at the close of business on January 14, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 21,174,022 shares of Common Stock of the Company.

SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

     Any shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless the shareholder votes in person.

QUORUM AND VOTING

     Under Washington law and the Company's Restated Articles of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the two Class I, one Class II and one Class III individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The Employee Stock Purchase Plan and the 2000 Stock Option Plan will be approved, and the appointment of independent auditors will be ratified if the votes cast in favor of the respective proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

     If the accompanying proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 14, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock held by:
(i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director,
(iii) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement, and (iv) all current directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

     Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC" or the "Commission") and includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. The information provided below is based solely on statements on filings with the SEC or other reliable information.

                                                              NUMBER OF
                                                               SHARES
               NAME (AND ADDRESS IF 5% OWNER)                   OWNED      PERCENTAGE
               ------------------------------                 ---------    ----------
Peter H. Nickerson(1).......................................  6,461,942       30.5%
Hollis R. Hill(2)...........................................  4,906,942       23.2%
Kevin E. Fink(3)............................................    735,200        3.5%
John F. Duncan..............................................    190,935          *
Robert S. London(4).........................................  1,598,520        7.5%
  809 Presidio Avenue, Suite B
  Santa Barbara, CA 93101
Mark A. Segale(5)...........................................  1,706,721        8.1%
  18000 Andover Park West, Suite 200
  Tukwila, WA 98188
Richard R. Rowe(6)..........................................      3,750          *
B. Patrick Murphy(7)........................................     83,332          *
Peter H. Keane(8)...........................................     53,000          *
All current executive officers and directors as a group (14
  persons)..................................................  9,180,048       43.3%

---------------
  * Does not exceed 1% of the Company's outstanding Common Stock.

(1) Includes 374,062 shares of Common Stock held by Mr. Nickerson, 4,532,880 shares of Common Stock held jointly with his wife, Hollis Hill, 1,400,000 shares of Common Stock held by him as custodian under the Uniform Transfers to Minors Act for the benefit of their children and 155,000 shares for which he exercises sole voting power under an irrevocable proxy granted by Jennifer Perenchio. Mr. Nickerson may be reached at our principal offices.

(2) Includes 4,532,880 shares of Common Stock held by Ms. Hill jointly with her husband, Mr. Nickerson, and 374,062 shares of Common Stock held as community property. Excludes 1,400,000 shares of Common Stock held by her husband as custodian under the Uniform Transfers to Minors Act for the benefit of their children. Ms. Hill can be reached at our principal offices.

(3) Includes 700,000 shares of Common Stock held by Mr. Fink, 23,532 shares of Common Stock held by his wife, Jessica Lyman, and 11,668 shares of Common Stock which may be acquired under the Company's stock option plans by his wife, Jessica Lyman.

(4) Includes 1,457,610 shares of Common Stock and 140,910 shares which may be acquired under warrants.

(5) Mr. Segale and five relatives are partners of the Segale Group and parties to a Registration Rights Agreement, which provides that Mr. Segale has various powers related to the shares held by the other Segale Group partners. Shares held by the other Segale Group partners are not included in the table.

(6) Includes 3,750 shares of Common Stock which may be acquired under the Company's stock option plans.

(7) Mr. Murphy's employment with the Company terminated on October 15, 1999.

(8) Includes 500 shares of Common Stock held by his wife, Deborah Keane.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

                NAME                   AGE                         POSITION
                ----                   ---                         --------
Peter H. Nickerson...................   47  Chairman, President and Chief Executive Officer
David W. Arnold......................   45  Vice President -- Chief Operating Officer
John F. Duncan.......................   57  Vice President -- Chief Financial Officer, Secretary
                                              and Treasurer
Kevin E. Fink........................   29  Vice President -- Chief Technology Officer
Mathew F. Highsmith..................   39  Vice President -- General Manager, Consumer Division
Eric H. Posner.......................   42  Vice President -- General Manager, Enterprise
                                              Solutions Division
Richard P. Giacchetti................   51  Vice President -- General Manager, Education Division
A. Farzeen Mohazzabfar...............   35  Vice President -- Product Development
Peter H. Keane.......................   43  Vice President -- Advertising
James J. O'Halloran..................   42  Vice President -- Marketing
William A. Golding...................   42  Vice President -- Data Marketing Services

     The biographies of the executive officers of the Company who are not directors are as follows:

     David W. Arnold joined the Company in August 1999 and serves as Vice President -- Chief Operating Officer. Mr. Arnold was Chief Operating Officer from December 1995 to January 1996 and then President and CEO from February 1996 to March 1997 of OneName, Inc. (formerly Intermind Corporation). From June 1991 to August 1995, Mr. Arnold was President and CEO of Pacific Northern, Inc. Mr. Arnold has an A.B. as a College Scholar from Cornell University and an M.B.A. from the Amos Tuck School at Dartmouth College.

     John F. Duncan joined the Company in April 1997 and serves as Vice President -- Chief Financial Officer. He also serves as Secretary and Treasurer. From July 1996 to March 1997, Mr. Duncan was employed as a finance and business strategy consultant to various Internet-related companies. Mr. Duncan served as President and CEO of Stream Line, Inc. a manufacturer of fly fishing equipment from 1991 to 1996. He has a B.A. in math and economics from DePauw University and an M.B.A. in finance from the Wharton School at the University of Pennsylvania.

     Kevin E. Fink co-founded the Company in 1995 and serves as Vice
President -- Chief Technology Officer. Mr. Fink was the sole proprietor of KF Consulting from September 1995 to December 1995. From February 1995 to September 1995, Mr. Fink was director of management information services at Virtual Broadcast Networks. He has an M.S. in electrical engineering from the University of Washington and a B.S. in engineering from Harvey Mudd College.

     Mathew F. Highsmith joined the Company in December of 1999 as Vice President -- General Manager, Consumer Division. In 1997, Mr. Highsmith founded and is the principal of Questiva.com. He was Vice President of Marketing at OneName, Inc. (formerly Intermind Corporation) from 1996 to 1997. He was Executive Vice President of Worldwide Marketing for Attachmate Corporation from 1990 to 1996. Mr. Highsmith has a B.A. in business administration from the University of Washington and completed the Strategic Marketing Development Program at the University of California-Berkeley.

     Eric H. Posner joined the Company in September 1999 as Vice
President -- General Manager, Enterprise Solutions Division. Mr. Posner was Regional Sales Manager for the Pacific Northwest and Rocky Mountain regions at Netscape from 1997 to 1999. He was Area Sales Manager for Wireless Communications from 1995 to 1997 at Oracle Corporation. He holds a B.A. in business administration and computer science from Central Washington University.

     Richard P. Giacchetti joined the Company in November 1999 as Vice President -- General Manager, Education Division. Prior to joining the Company, Mr. Giacchetti served as Marketing and Sales Manager for International Paper Company from 1998 to 1999. He was Vice President -- Marketing for Fox River Paper

Company from 1996 to 1998 and Vice President -- Marketing for Simpson Paper Company from 1991 to 1996. Mr. Giacchetti has a B.A. in psychology and an M.Ed. in counseling psychology from Tufts University.

     A. Farzeen Mohazzabfar joined the Company in December 1999 as Vice President -- Product Development. In 1999, he was Vice President of Research and Development of Laplink.com. He was a founder and Vice President of Development of Quality in Motion from 1996 to 1998. From 1991 to 1995, he was Senior Engineering Manager of Traveling Software, Inc. Mr. Mohazzabfar has a B.S. in computer science from Western Washington University.

     Peter H. Keane joined the Company in May of 1998 and serves as Vice President -- Advertising. He served as Vice President of Corporate Development for Hyperbole Studios from 1996 to 1998 and as the Director of Advertising Revenue for Kidstar from 1993 to 1996. Mr. Keane has a B.A. in pre-law from Arizona State University.

     James J. O'Halloran joined the Company in June 1998 and serves as Vice President -- Marketing, Education Division. He was Director of Education Marketing at Edmark Corporation from 1997 to 1998. From 1994 to 1997, he was Vice President of Sales and Marketing for Videodiscovery. Mr. O'Halloran has a B.S. in business administration from Pennsylvania State University and an M.B.A in marketing from the University of Washington.

     William A. Golding joined the Company in September 1999 and serves as Vice President -- Data Marketing Services. From 1997 to 1998, Mr. Golding owned a McDonald's restaurant in Italy. Prior to that, he worked for 17 years at Leo Burnett Advertising with 12 of those years in Europe. He was CEO of the Belgium office from 1995 to 1996 and Managing Director of the Portugal office from 1991 to 1994. Mr. Golding has a B.A. in philosophy and English from Amherst College.

     Officers serve at the discretion of the Board of Directors.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with the classes to be as nearly equal in number as the total number of directors constituting the entire Board permits. The Company's Board of Directors consists of four members, with two members in Class I and one member in each of Class II and Class III. The first term of the Class I directors will last one year following the Annual Meeting. The first term of the Class II director will last two years. The first term of the Class III director will last three years. Upon the expiration of these terms, nominees for each Class will be elected to serve for a term of three years and until their respective successors have been elected and qualified.

     The Board of Directors has nominated Ms. Hill and Dr. Rowe for election as Class I members of the Board of Directors, to serve until the Annual Meeting of Shareholders for fiscal 2001 and until their respective successors have been elected and qualified. The Board of Directors has nominated Mr. Segale for election as a Class II member of the Board of Directors, to serve until the Annual Meeting of Shareholders for fiscal 2002 and until his successor has been elected and qualified. The Board of Directors has nominated Mr. Nickerson for election as a Class III member of the Board of Directors, to serve until the Annual Meeting of Shareholders for fiscal 2003 and until his successor has been elected and qualified.

     Unless otherwise directed, the persons named in the proxy intend to vote all shares for the election of Ms. Hill, Dr. Rowe, Mr. Segale and Mr. Nickerson to their respective positions on the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of Ms. Hill, Dr. Rowe, Mr. Segale or Mr. Nickerson is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

     The Board of Directors unanimously recommends that you vote for the election of Hollis R. Hill and Richard R. Rowe as Class I directors of the Company, Mark A. Segale as Class II director of the Company and Peter H. Nickerson as Class III director of the Company.

     Information on nominees for director is as follows:

                                       DIRECTOR             PRINCIPAL OCCUPATION AND BUSINESS
             NAME (AGE)                 SINCE              EXPERIENCE FOR THE PAST FIVE YEARS
             ----------                --------            ----------------------------------
Hollis R. Hill (50)..................    1997      Ms. Hill has served as a director of the Company
                                                     since October 1997. Ms. Hill, an attorney, was Of
                                                     Counsel with the firm of Frank & Rosen from 1992
                                                     to 1997 and is presently self-employed as a trial
                                                     advocacy teacher for the National Institute of
                                                     Trial Advocacy. Ms. Hill is also an adjunct
                                                     faculty member at the University of Washington
                                                     School of Law. Ms. Hill has a J.D. from
                                                     Northwestern University School of Law and a B.A.
                                                     in independent studies from Vassar College. Ms.
                                                     Hill is married to Mr. Nickerson.
Richard R. Rowe (66).................    1999      Dr. Rowe has served as a Director of the Company
                                                     since July 1999. Dr. Rowe is the founder of
                                                     RoweCom, Inc. (Nasdaq "ROWE"), which provides
                                                     internet-based magazine, newspaper, journal and
                                                     other printed material purchasing and managing
                                                     solutions. Dr. Rowe has served as RoweCom's
                                                     Chairman of the Board, President and Chief
                                                     Executive Officer since 1994. From 1980 to 1993,
                                                     he was the President and Chief Executive Officer
                                                     of the Faxon Company, a leading library
                                                     subscription agency. Prior to joining Faxon, Dr.
                                                     Rowe was an Associate Dean of the Harvard
                                                     Graduate School of Education, Director of
                                                     Harvard's interfaculty Doctoral Program in
                                                     Clinical Psychology and Public Practice and
                                                     Director of the Cambridge office of the American
                                                     Institutes for Research. Dr. Rowe serves on the
                                                     Board of Directors of RoweCom, Inc., the MIT
                                                     Press, the Massachusetts Business Alliance for
                                                     Education and Educators for Social
                                                     Responsibility. He also served for five years as
                                                     a member of the Massachusetts State Board of
                                                     Education where he chaired the Education Reform
                                                     task force. Dr. Rowe has a Ph.D. in clinical
                                                     psychology from Columbia University.
Mark A. Segale (40)..................    1998      Mr. Segale has served as a Director of the Company
                                                     since December 1998. Mr. Segale has served as Vice
                                                     President of MAS Resources, Inc. since 1984 and
                                                     as President of Seattle Tractor Parts and
                                                     Equipment, Inc. from 1979 to the present. Mr.
                                                     Segale has a B.A. in business administration from
                                                     Seattle University.
Peter H. Nickerson (47)..............    1995      Mr. Nickerson has served as Chairman, President and
                                                     Chief Executive Officer since co-founding the
                                                     Company in 1995. Since 1986, Mr. Nickerson has
                                                     been a principal of Nickerson & Associates, an
                                                     econometric and data management consulting
                                                     company. He has a Ph.D. in economics from the
                                                     University of Washington, and prior to forming
                                                     the Company in 1995 he was a professor of
                                                     economics in the Albers School of Business at
                                                     Seattle University. Mr. Nickerson is married to
                                                     Ms. Hill.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors formed an Audit Committee and a Compensation Committee upon the Company's initial public offering in July 1999 and created a Nominating Committee in November 1999. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 1999 fiscal year, there were five meetings of the Board of Directors. Each director attended at least seventy-five percent (75%) of those meetings. During the period between the initial public offering and the end of end of the 1999 fiscal year, there were no meetings of the Audit Committee or the Compensation Committee.

     Current members of the Audit Committee are Dr. Rowe and Mr. Segale. The Audit Committee is responsible for recommending the Company's independent auditors and reviewing the scope, costs and results of the audit engagement.

     Current members of the Compensation Committee are Dr. Rowe and Mr. Segale. The Compensation Committee is responsible for establishing and administering the Company's policies that govern compensation and benefit practices for the Company's employees. The Committee also evaluates the performance of executive officers for purposes of determining their base salaries and cash-based and equity-based incentives and related benefits.

     Current members of the Nominating Committee are Mr. Nickerson, Ms. Hill, Mr. Segale and Dr. Rowe. The Nominating Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Nominating Committee will consider recommendations by shareholders for vacancies on the Board of Directors, which recommendations may be submitted to the Company's Secretary.

DIRECTOR COMPENSATION

     The Company currently pays $1,000 per Board meeting attended in person, $500 per Board meeting attended telephonically, $500 per committee meeting attended in person and $250 for committee meeting attended telephonically to each director who is not an officer or employee of the Company. All directors who are not officers or employees of the Company are entitled to reimbursement for reasonable expenses incurred in traveling to and from Board and committee meetings. Pursuant to the 1999 Nonemployee Director Stock Option Plan, directors who are not officers or employees of the Company receive annual option grants to purchase 3,750 shares of Common Stock at the fair market value of the Common Stock on the date of the grant.

                   COMPENSATION OF EXECUTIVE OFFICERS IN THE
                         YEAR ENDED SEPTEMBER 30, 1999

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation paid or accrued to the Company's Chief Executive Officer and the other officers of the Company who earned salary and bonus of at least $100,000 (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal year ended September 30, 1999:

                NAME AND PRINCIPAL POSITION                   SALARY($)    BONUS($)
                ---------------------------                   ---------    --------
Peter H. Nickerson..........................................   176,563      50,341
  Chairman, President and Chief Executive Officer
John F. Duncan..............................................   127,396     117,117
  Vice President -- Chief Financial Officer, Secretary and
     Treasurer
Kevin E. Fink...............................................   125,146      40,851
  Vice President -- Chief Technology Officer
Peter H. Keane..............................................   112,000          --
  Vice President -- Advertising
B. Patrick Murphy...........................................    92,681      40,451
  Vice President -- Sales

                     OPTION GRANTS IN THE 1999 FISCAL YEAR

     The following table sets forth information concerning option grants during the 1999 fiscal year to the Named Executive Officers:

                                                                                            POTENTIAL
                                 INDIVIDUAL GRANTS                                     REALIZABLE VALUE AT
-----------------------------------------------------------------------------------      ASSUMED ANNUAL
                              NUMBER OF     PERCENT OF                                   RATES OF STOCK
                              SECURITIES   TOTAL OPTIONS                               PRICE APPRECIATION
                              UNDERLYING    GRANTED TO     EXERCISE OR                 FOR OPTION TERMS(4)
                               OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
            NAME               GRANTED      FISCAL YEAR     PER SHARE       DATE         5%         10%
            ----              ----------   -------------   -----------   ----------   --------   ----------
Peter H. Nickerson(1).......   250,000         10.3%         $3.37       04/02/2004   $529,529   $1,314,931
John F. Duncan(2)...........    75,187          6.2%         $1.16       03/19/2009     54,850      139,001
                                75,000                       $3.06       04/02/2009    144,331      365,764
Kevin E. Fink(2)............    75,187         10.3%         $1.16       03/19/2009     54,850      139,001
                               174,996                       $3.06       04/02/2009    336,773      853,449
Peter H. Keane..............         0          0.0%        N/A                 N/A          0            0
B. Patrick Murphy(3)........    75,000          3.1%         $3.06       04/02/2009    144,331      365,764

---------------
(1) Mr. Nickerson's stock options vest 50% per year for two years from the date of grant and expire five years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(2) In the case of Mr. Duncan and Mr. Fink, the stock options granted on 3/19/99 vest in one year and expire ten years from the date of grant. The options granted on 4/2/99 vest 33 1/3% per year for three years from the date of grant and expire ten years from the date of grant. For both option grants, vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(3) These stock options vest 33 1/3% per year for the three years from the date of grant and expire ten years from the date of grant. Mr. Murphy's employment with the Company terminated on October 15, 1999 and 25,000 shares vested and were exercised. The remaining options expired.

(4) These assumed rates of appreciation are provided in order to comply with requirements of the Commission, and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30, 1999 AND FISCAL YEAR END OPTION VALUES

     The following table contains information concerning the options exercised by the Named Executive Officers in the fiscal year ended September 30, 1999, and the year end number and value of unexercised options with respect to each of the Named Executive Officers.

                                                       NUMBER OF SECURITIES        DOLLAR VALUE OF UNEXERCISED
                        SHARES                        UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                       ACQUIRED      DOLLAR         OPTIONS AT FISCAL YEAR END         FISCAL YEAR END(a)
                          ON          VALUE        -----------------------------   ---------------------------
        NAME           EXERCISE     REALIZED       EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           --------   -------------    -----------     -------------   -----------   -------------
Peter H. Nickerson...        0    $           0         0             250,000          $0        $   1,611,250
John F. Duncan.......   88,900                 (b)      0                   0          $0        $           0
                       172,935    $   1,200,514         0             262,414          $0        $   2,237,814
Kevin E. Fink........        0    $           0         0             250,187          $0        $   1,832,368
B. Patrick Murphy....   29,165                 (b)      0             108,335          $0        $     894,224
Peter H. Keane.......   52,500    $     359,782         0             105,000          $0        $   1,001,805

---------------
(a) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at September 30, 1999, as the case may be, minus the exercise price.

(b) The Company's Common Stock began trading after the Company's initial public offering in July 1999. Dollar values prior to that date are unavailable.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of two non-employee directors. The Committee is responsible for establishing and administering the Company's policies that govern compensation and benefit practices for the Company's employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits.

COMPENSATION GOALS

     The Company's philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of the Company's senior management to those of the Company's shareholders by also tying compensation to the achievement of operational and financial objectives. The Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, cash-based incentives keyed to Company performance and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee. The Company also considers Section 162(m) of the Internal Revenue Code (the "Code"), which limits to $1 million per year the compensation expense deduction the Company may take with respect to each of the Named Executive Officers. Considering the current base salary levels of the Named Executive Officers, the Company believes there is no risk of exceeding the $1 million amount for any Named Executive Officer. The Company intends to comply with regulations promulgated under Section 162(m) to qualify both its cash-based and equity-based incentives as performance-based exceptions to the compensation expense deduction limit.

BASE SALARIES

     Base salaries for all executive officers are reviewed annually. In evaluating salaries, the Committee considers each officer's individual performance during the prior year. In determining how the respective officer contributes to the Company, the Committee considers current corporate performance, as well as the potential for future performance gains. The Committee also looks to salary levels in the high-tech industry for comparable positions. The Committee has not attributed any specific weight to them for purposes of determining base salaries.

     Peter H. Nickerson, John F. Duncan and Kevin E. Fink have terms in their employment contracts increasing their base salaries on October 1 of each year by 10% if the Company achieves a 100% increase in revenues for the preceding year.

CASH-BASED INCENTIVES

     Peter H. Nickerson, John F. Duncan and Kevin E. Fink currently receive quarterly bonuses as a percentage of revenues equal to 2.25%, 1.5% and 1.5%, respectively, of the growth in the Company's total quarterly revenues compared to the same quarter in the prior year, with a maximum each fiscal year equal to 70% of the officer's base salary. Other Named Executive Officers receive bonuses at the discretion of the Committee and not pursuant to any pre-established formula.

EQUITY-BASED INCENTIVES

     The Company provides its executive officers, with long-term incentives through its 1997 Stock Option Plan, 1999 Stock Option Plan and, if approved by the shareholders, the 2000 Stock Option Plan. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term shareholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Committee determines the terms and conditions of options granted under the plans, including the exercise price. All option awards that have been granted subsequent to the Company's initial public offering in July 1999 vest in four equal annual installments beginning one year from date of grant. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

     If approved by the shareholders, the Company's executive officers owning less than 5% of the Common Stock will also be able to participate in the Company's Employee Stock Purchase Plan.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     In assembling the Chief Executive Officer's compensation package, the Committee pursues the same objectives that apply to the Company's other executive officers. Although the Committee's overall goal is to set the Chief Executive Officer's salary at the median base for competitors which are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the annual and long-term performance of the Company, the individual performance of the Chief Executive Officer and the cash resources and needs of the Company. The base salary of the Chief Executive Officer increased from $132,500 to $176,563 in fiscal 1999, consistent with all of the factors set out in the "Base Salaries" section above. The Chief Executive Officer was granted a bonus of $50,341 in fiscal 1999 and was granted stock options to purchase 250,000 shares of Common Stock during that period.

                                          COMPENSATION COMMITTEE

                                          Mark A. Segale
                                          Richard R. Rowe

                            STOCK PRICE PERFORMANCE

     The following graph compares for the period between the Company's initial public offering in July 1999 and its fiscal year end on September 30, 1999 the cumulative total return of Company Common Stock, Nasdaq Stock Market -- U.S. Index and Nasdaq Computer and Data Processing Services Index. The cumulative total return of Company Common Stock assumes a $100 investment on July 29, 1999.

                                                                                                           NASDAQ COMPUTER AND
                                                      COMMON STOCK             NASDAQ E U.S. INDEX      DATA PROCESSING SERVICES
                                                      ------------             -------------------      ------------------------
Jul-99                                                     100                         100                         100
Aug-99                                                      76                         104                         104
Sep-99                                                      75                         104                         109

               TRANSACTIONS WITH MANAGEMENT, CERTAIN TRANSACTIONS

     The Company believes that each of the transactions described below was carried out on terms that were no less favorable to it than those that would have been obtained from unaffiliated third parties. Any future transactions between the Company and any of its directors, officers or principal shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

     Since October 1, 1998, the Company has issued and sold securities to the following persons who are its executive officers and directors:

     On January 28, 1999, Mr. Nickerson and Ms. Hill purchased 937 shares of Common Stock at a price per share of $1.18, or an aggregate of $1,110. On December 31, 1998, and in conjunction with the Company's contemplated transition from an S corporation to a C corporation, the Company redeemed 500,000 shares of Common Stock held by Mr. Nickerson and Ms. Hill at a price per share of $1.18 or an aggregate of $592,000. Mr. Nickerson and Ms. Hill in turn purchased 500,000 shares of Common Stock from the Company on December 31, 1998, at a price per share of $1.18 or an aggregate of $592,000. On December 31, 1998, the Company issued and sold 51,943 shares of Common Stock to Mr. Nickerson and Ms. Hill, at a price per share of $1.18, or an aggregate of $61,500.

     In conjunction with the Company's initial public offering, Mr. Segale sold 28,445 shares of Common Stock under a Registration Rights Agreement dated effective as of December 31, 1998, among Mr. Segale, some of the Company's other shareholders and the Company. In connection with this sale, warrants to purchase 51,150 shares of Common Stock held by Mr. Segale were canceled. Effective as of December 31, 1998, the Company issued to Mr. Segale, for the community of him and Keri D. Segale, 212,818 shares of Common Stock together with warrants to purchase 51,150 shares of Common Stock in connection with the conversion of a $500,000 loan balance into 1,632,500 shares of Common Stock and warrants to purchase 93,000 shares of Common Stock at a price per share of $0.004 per share. The warrants expired upon the

Company's initial public offering in July 1999. Mr. Segale has rights to require the Company to register shares of Common Stock under the Registration Rights Agreement.

     Seattle Tractor Parts and Equipment, Inc., loaned $400,000 to the Company on April 11, 1997, represented by a promissory note secured by a pledge of shares of Common Stock from Mr. Nickerson and Ms. Hill. Mr. Segale is the president of Seattle Tractor Parts and Equipment, Inc. In connection with the loan conversion mentioned above, the Company repaid all outstanding principal and accrued interest on that loan.

     In a series of related transactions under a Securities Purchase Agreement, as amended, dated December 31, 1998 and January 26, 1999 the Company issued to a group of 18 investors 1,687,113 shares of Common Stock at a price per share of $1.16, net of commissions, warrants to purchase a total of 465,000 shares of the Company's Common Stock at a price per share of $3.14 and promissory notes in an aggregate amount of $2.0 million.

     The investor group included Robert S. London, a holder of more than 5% of the Common Stock. The promissory note issued to Mr. London was in the amount of $606,060, upon which interest accrued at 11.5% per annum. The warrants expire on December 30, 2003. Under the Registration Rights Agreement mentioned above, the investors under those agreements have rights to require the Company to register their shares of Common Stock, including shares issued upon the exercise of warrants.

     The Securities Purchase Agreement provided that the Company would pay Cruttenden Roth Bridge Fund, LLC, a commission and a private placement fee. The Company paid $362,944 to Cruttenden Roth in commission and placement fees, together with $30,000 in attorneys' fees associated with the transactions. Mr. London is a managing director of Cruttenden Roth Inc.

     On May 11, 1999 the Company completed a private equity financing in which it sold 2,705,648 shares of Common Stock to investors at a price per share of $3.70 for an aggregate of $10,000,129. In connection with this financing, Mr. London's $606,060 promissory note, plus accrued interest of $2,126, was satisfied and exchanged for 164,552 shares of Common Stock. The Company also paid Cruttenden Roth Inc. $200,000 in placement agent fees associated with closing this private financing.

     The Company has entered into employment agreements with several of its officers. Following is a summary of the material terms and conditions of those employment agreements entered into with the Named Executive Officers. The summary is subject in its entirety to the detailed provisions of the agreements which have been filed with the Commission.

     Peter H. Nickerson, John F. Duncan and Kevin E. Fink entered into employment agreements with the Company on May 10, 1999. Mr. Nickerson's employment agreement provides for an initial two-year term, and the agreements with Messrs. Duncan and Fink provide for 18-month terms. All three agreements are renewable indefinitely subject to the termination provisions described below. The compensation for each officer is as follows:

     - Mr. Nickerson will be paid an annual base salary of $225,000,

     - Mr. Duncan will be paid an annual base salary of $150,000, and

     - Mr. Fink will be paid an annual base salary of $150,000.

     The officers' base salaries will increase October 1 of each year by 10% if the Company achieved a 100% increase in revenues for the preceding year. Messrs. Nickerson, Duncan and Fink will receive quarterly bonuses as a percentage of revenues equal to 2.25%, 1.5% and 1.5%, respectively, of the growth in our total quarterly revenues compared to the same quarter in the prior year, with a maximum each fiscal year equal to 70% of the officer's base salary.

     Upon termination for cause or voluntarily by the officer without good reason, we will pay the officer's base salary and bonus, if any, only through the date of termination. If an officer's employment agreement is terminated due to death or disability, the Company will continue to pay the officer's base salary for a minimum of 12 months. Mr. Nickerson's employment agreement provides for a two-year severance period, while the agreements with Messrs. Duncan and Fink provide for 18-month severance periods. If the Company terminates an officer's employment without cause or the officer resigns for good reason, the Company will pay the officer's base salary and bonus, if any, for the applicable severance period and also unvested stock options which are scheduled to vest during the severance period will vest immediately. Upon termination following any change in control, defined to include any recapitalization, merger or sale of substantially all of our assets, the Company will also pay the officer's base salary and bonus, if any, for the applicable severance period and all unvested stock options will vest immediately.

     Each employment agreement contains a noncompetition covenant, which has a 24-month duration in the case of Mr. Nickerson and 18-month duration in the cases of Mr. Duncan and Mr. Fink. The agreements also contain confidentiality, nondisclosure and assignment of invention provisions.

     In a letter agreement with Mr. Nickerson dated April 15, 1997, Mr. Nickerson agreed to defer compensation in the amount of $185,000. In December 1998, the Company paid Mr. Nickerson the full amount of that obligation.

     Mr. Murphy's employment with the Company terminated on October 15, 1999. The Company agreed to pay him $110,000 in consideration of past services to the Company and in settlement of certain employment-related claims.

                          PROPOSAL NO. 2: APPROVAL OF
                        THE EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     On November 8, 1999, the Board of Directors of the Company adopted, subject to shareholder approval, the Employee Stock Purchase Plan ("Stock Purchase Plan") covering 750,000 shares of the Company's Common Stock.

     The purpose of the Stock Purchase Plan is to provide an opportunity to eligible employees of the Company to increase their proprietary interest in the success of the Company by purchasing Common Stock on favorable terms. The Stock Purchase Plan is summarized below. This summary is qualified in all respects by reference to the full text of the Stock Purchase Plan, which has been filed with the Commission as an Appendix to this Proxy Statement.

SUMMARY OF THE PLAN

     The Stock Purchase Plan consists of consecutive six month offerings, until the date when all the shares of Common Stock authorized to be delivered upon exercise of options granted under the Stock Purchase Plan have been delivered. The first offering under the Stock Purchase Plan will commence on April 1, 2000 and will end on September 30, 2000. Subsequent offering periods will commence on each April 1 and October 1.

     With certain exceptions, all full-time employees who have been employed by the Company or one of its participating subsidiaries for at least six months, and all part-time employees who have been employed by the Company or one of its participating subsidiaries for at least six months, and who ordinarily work more than 20 hours per week and more than five months per year, will be eligible to participate in the Stock Purchase Plan. As of January 14, 2000, 213 employees would be eligible to participate.

     The price at which the employee may purchase the Common Stock is 85% of the closing price for the Common Stock as reported by the Nasdaq National Market on the day the offering commences or on the day the offering terminates, whichever is lower. An employee may elect to have up to 10% of his or her compensation withheld for the purpose of purchasing stock under the Stock Purchase Plan. On the date an offering commences, each participating employee is deemed to be granted an option to purchase up to the lesser of (i) 1,000 shares or (ii) that number of shares determined by dividing 10% of the employee's annualized compensation by the lesser of 85% of the fair market value of the Common Stock on the date the offering commences, or on the date the offering terminates and dividing the quotient by two.

     Unless the participant elects to withdraw from the offering, each participant who continues to be employed by the Company on the date the offering terminates is deemed to have exercised the option and purchased on such date the number of shares (subject to the maximum number covered by his or her option) as may be purchased with the amount of his or her payroll deductions at the offering price. If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the available shares are allocated on a pro rata basis to subscribing employees.

     The Board of Directors of the Company may at any time terminate, suspend or amend the Stock Purchase Plan. Except in connection with certain reorganizations or recapitalizations of the Company, any increase in the aggregate number of shares of Common Stock to be issued under the Stock Purchase Plan shall be subject to approval by a vote of the shareholders.

     The Stock Purchase Plan is administered by the Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), which provides that the employee does not have to pay federal income tax with respect to shares purchased under the Stock Purchase Plan until he or she sells the shares. At the time of sale, the employee is required to pay federal income tax on the difference, if any, between the price at which he or she sold the shares and the price he or she paid for them.

     If the employee has owned the shares for more than one year and disposes of them at least two years after the day the offering commenced, he or she will be taxed as follows: If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the Stock Purchase Plan, the employee will have a long-term capital loss equal to the price paid over the sale price. If the sale price is higher than the price paid under the Stock Purchase Plan, the employee to recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the date the offering commenced over the price paid or (ii) the excess of the sale price over the price paid. Any additional gain would be recognized as long-term capital gain income.

     If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering commenced, the employee will recognize ordinary income on the amount of the difference between the purchase price and the fair market value of the shares on the date of purchase, and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase. The Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the Stock Purchase Plan.

NEW PLAN BENEFITS

     Because participation in the Stock Purchase Plan is entirely within the discretion of the eligible employees of the Company, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan.

     The Board of Directors unanimously recommends a vote for approval of the Stock Purchase Plan.

               PROPOSAL NO. 3: APPROVAL OF 2000 STOCK OPTION PLAN

GENERAL

     On November 8, 1999, the Board of Directors adopted, subject to approval by the shareholders, the 2000 Stock Option Plan ("Stock Option Plan"). The 2000 Stock Option Plan is intended to allow the Company to continue to attract and retain qualified employees who contribute materially to the Company's success, and to provide incentives for them to promote the growth and financial success of the business of the Company.

     The 2000 Stock Option Plan is summarized below. This summary is qualified in all respects by reference to the full text of the Stock Option Plan, which has been filed with the Commission as an Appendix to this Proxy Statement.

TYPES OF AWARDS

     Awards under the Stock Option Plan may be in the form of (i) incentive stock options ("ISOs"), within the meaning of Section 422 of the Code or any successor provision thereto and (ii) non-statutory stock options ("NSOs") (collectively, "Options").

ADMINISTRATION

     The Stock Option Plan would be administered by a committee appointed by the Board (the "Committee"), consisting of not less than a sufficient number of non-employee directors (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who are also "outside directors" (within the meaning of Section 162(m) of the Code).

     Subject to the express terms of the Stock Option Plan, the Committee may
(a) select the employees and consultants who are to receive Options under the Stock Option Plan, (b) determine the type, number, vesting requirements and other features and conditions of the Options, (c) interpret the Stock Option Plan and (d) make all other decisions relating to the operation of the Stock Option Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Stock Option Plan.

     The Board may also appoint a secondary committee of the Board, composed of two or more directors of the Company in order to administer the Stock Option Plan with respect to employees and consultants who are not considered executive officers or directors of the Company. The secondary committee may grant Options under the Stock Option Plan to such employees and consultants and may determine all features and conditions of such Options.

SHARES AVAILABLE FOR GRANTS

     Shares of Common Stock issued pursuant to the Stock Option Plan shall be authorized but unissued shares. The aggregate number of shares of Common Stock issued pursuant to Options awarded under the Stock Option Plan shall not exceed 4,000,000 plus additional shares of Common Stock corresponding to Options that are forfeited or terminate for any reason.

ELIGIBILITY

     Only employees and consultants shall be eligible for the grant of NSOs.

     Only employees of the Company who are common-law employees of the Company or a parent or subsidiary shall be eligible for the grant of ISOs. In addition, an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

TERMS OF OPTIONS

     The term of any Option granted under the Stock Option Plan shall be specified in a stock option agreement but shall be no greater than ten (10) years from the date of grant, subject to earlier termination as provided below.

     The exercise price of each share of Common Stock subject to an ISO shall not be less than the fair market value of a share of Common Stock on the date of grant of the ISO.

     The exercise price of each share of Common Stock subject to an NSO shall be determined by the Committee at the time of grant.

     Each Option granted under the Stock Option Plan shall vest and become first exercisable as determined by the Committee.

     Payment of the Option price may be made in cash or, if so provided by the Committee in Common Shares already owned by the optionee. Such Common Shares will be valued at their fair market value on the date that the new shares are purchased under the Stock Option Plan. The exercise price and any withholding taxes may be paid through company-approved broker-assisted cashless exercise procedures.

     No optionee will acquire any rights as a shareholder of the Company by virtue of such optionee having been granted an Option under the Stock Option Plan.

WITHHOLDING TAX

     To the extent required by applicable federal, state, local or foreign law, an optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Stock Option Plan. The Company shall not be required to issue shares of Common Stock or make any cash payment under the Stock Option Plan until such obligations are satisfied.

     The Committee may permit an optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Shares of Common Stock shall be valued at their fair market value on the date when taxes otherwise would be withheld in cash.

CHANGE OF CONTROL

     The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the shares of Common Stock subject to such Option in the event that a change in control occurs with respect to the Company provided that in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent. Change in control is defined to include certain mergers, a sale of substantially all the assets of the Company, certain changes in the composition of the Board of Directors and certain acquisitions of Company Common Stock. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

AMENDMENTS AND TERMINATION

     The Board of Directors may, at any time and for any reason, amend or terminate the Stock Option Plan. An amendment of the Stock Option Plan shall be subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules. The termination of the Stock Option Plan, or any amendment thereof, shall not affect any Option previously granted under the Stock Option Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN

     The following is a summary of certain federal income tax aspects of awards made under the Stock Option Plan, based upon the laws in effect on the date hereof.

ISOS

     Generally, no taxable income is recognized by the optionee upon the grant of an ISO or upon the exercise of an ISO either during the period of such holder's employment with the Company or one of its subsidiaries (as defined in Section 424(f) of the Code) or within the period ending three (3) months (12 months, in the event of permanent and total disability or death of the optionee) after termination of such employment. However, the exercise of an ISO may result in an alternative minimum tax liability to an optionee since the excess of the fair market value of the optioned stock at the date of exercise over the exercise price must be included in alternative minimum taxable income.

     If the optionee holds shares of Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the Option and for at least one year from the date of exercise (the "ISO Holding Period"), any gain on a subsequent sale of such shares of Common Stock will be considered as long-term capital gain to the optionee. The gain recognized upon the sale of the shares of Common Stock is equal to the excess of the selling price of the shares of Common Stock over the exercise price. However, if the optionee sells the shares of Common Stock prior to expiration of the ISO Holding Period (a "Disqualifying Disposition"), generally (a) the optionee will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares of Common Stock on the date of exercise, less the exercise price or (ii) the amount realized on the date of sale, less the exercise price, and (b) if the selling price of the shares of Common Stock exceeds the fair market value on the date of exercise, the excess will be taxable to the optionee as short-term or long-term capital gain (depending on whether the shares of Common Stock were held for more than one year).

     No deduction will be allowed to the Company with respect to ISOs for federal income tax purposes, unless the optionee sells the shares of Common Stock in a Disqualifying Disposition. The Company will have certain payroll tax withholding obligations at the time of exercise. In the case of a Disqualifying Disposition, the Company will, subject to possible limitations imposed by
Section 162(m) of the Code (see discussion below), be entitled to a compensation deduction equal to the amount of ordinary income recognized by the optionee.

NSOS

     In general, with respect to NSOs:(i) no income is recognized by the optionee at the time the Option is granted; (ii) upon exercise of the Option, the optionee recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise; and (iii) at disposition, any appreciation after the date of exercise is treated as long-term or short-term capital gain, depending on whether the shares of Common Stock are held for more than one year by the optionee.

     Generally, the Company will, subject to possible limitations imposed by
Section 162(m) of the Code (see discussion below), be entitled to a compensation deduction equal to the amount of ordinary income recognized by the optionee at the date of exercise.

$1 MILLION LIMITATION ON DEDUCTIBLE COMPENSATION

     Section 162(m) of the Code generally limits the Company's deduction with respect to compensation paid to each of its "covered employees" (generally defined as the chief executive officer and four highest compensated officers of the corporation other than the chief executive officer) to $1 million per year. This deduction limit, however, does not apply to certain "performance-based compensation," including stock options that are granted pursuant to a shareholder-approved plan at an exercise price which is not less than the fair market value of the underlying stock at the time of grant. The Company intends that options under the Stock Option Plan granted at not less than the fair market value of shares of Common Stock will qualify as "performance-based compensation."

     The Board of Directors unanimously recommends a vote for approval of the Stock Option Plan.

                        PROPOSAL NO. 4: RATIFICATION OF
                            APPOINTMENT OF AUDITORS

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as auditors of the Company for the fiscal year ending September 30, 2000. PricewaterhouseCoopers has audited the accounts of the Company since fiscal year 1996. Representatives of PricewaterhouseCoopers are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. In the event shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

     The Board of Directors unanimously recommends a vote for ratification of PricewaterhouseCoopers as auditors for the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Based solely on a review of copies of reports made pursuant to Section 16(a) of the Exchange Act and the related regulations, the Company believes that during fiscal year 1999 all filing requirements applicable to its directors, executive directors and 10 percent shareholders were satisfied.

                  FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

     The election of directors and other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) brought by or at the direction of the President or the Board of Directors or (ii) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with Subsection 2.4(c) of the Company's bylaws, and received by the Secretary not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year's annual meeting. Any such shareholder notice shall set forth (A) the name and address of the shareholder proposing such business; (B) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (D) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with these requirements. If the facts warrant, the Board of Directors may determine and declare (x) that a proposal does not constitute proper business to be transacted at the meeting or (y) that business was not properly brought before the meeting in accordance with the provisions of these requirements and, if, in either case, it is so determined, any such business shall not be transacted.

     To be included in the Company's proxy materials mailed to the Company's shareholders pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals to be presented at the fiscal year 2000 Annual Meeting of Shareholders must be received by the Company at its executive offices at 900 Fourth Avenue, Suite 3400, Seattle, Washington 98164, to the attention of the Secretary, on or before September 22, 2000.

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                                       18

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the shareholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ JOHN F. DUNCAN
                                          John F. Duncan
                                          Secretary

Seattle, Washington
January 20, 2000

                                                                      APPENDIX A
                                   N2H2, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------

SECTION 1.  PURPOSE OF THE PLAN

         The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under
Section 423 of the Code.

SECTION 2.  ADMINISTRATION OF THE PLAN.

         (a) COMMITTEE COMPOSITION. The Plan shall be administered by the Committee.

         (b) COMMITTEE RESPONSIBILITIES. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 3.  ENROLLMENT AND PARTICIPATION.

         (a) OFFERING PERIODS. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each April 1 and October 1.

         (b) ENROLLMENT. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than three (3) days prior to the commencement of such Offering Period.

         (c) DURATION OF PARTICIPATION. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

SECTION 4.  EMPLOYEE CONTRIBUTIONS.

         (a) FREQUENCY OF PAYROLL DEDUCTIONS. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

         (b) AMOUNT OF PAYROLL DEDUCTIONS. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for



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                               N2H2 CONFIDENTIAL
the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than one percent (1%) nor more than ten percent (10%).

         (c) CHANGING WITHHOLDING RATE. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company.

         (d) DISCONTINUING PAYROLL DEDUCTIONS. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

         (e) LIMIT ON NUMBER OF ELECTIONS. No Participant shall make more than four (4) elections under Subsection (c) or (d) above during any Offering Period.

SECTION 5.  WITHDRAWAL FROM THE PLAN.

         (a) WITHDRAWAL. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

         (b) RE-ENROLLMENT AFTER WITHDRAWAL. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.

         (a) TERMINATION OF EMPLOYMENT. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

         (b) LEAVE OF ABSENCE. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

         (c) DEATH. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or,



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                               N2H2 CONFIDENTIAL
if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.

         (a) PLAN ACCOUNTS. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

         (b) PURCHASE PRICE. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

                            (i) 85% of the Fair Market Value of such share on the last trading day in such Offering Period; or

                            (ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of such Offering Period.

         (c) NUMBER OF SHARES PURCHASED. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

         (d) AVAILABLE SHARES INSUFFICIENT. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

         (e) ISSUANCE OF STOCK. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

         (f) UNUSED CASH BALANCES. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Offering Period. Any amount remaining in the Participant's Plan Account that represents the



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                               N2H2 CONFIDENTIAL

Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

         (g) SHAREHOLDER APPROVAL. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company's shareholders have approved the adoption of the Plan.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.

         (a) FIVE PERCENT LIMIT. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

                  (i) Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

                  (ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

                  (iii) Each Participant shall be deemed to have the right to purchase one thousand (1,000) shares of Stock under this Plan with respect to each Offering Period.

         (b) DOLLAR LIMIT. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

                  (i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

                  (ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

         For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection
(b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).



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                               N2H2 CONFIDENTIAL

SECTION 9.  RIGHTS NOT TRANSFERABLE.

         The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

         Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

         A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

         Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

         (a) AUTHORIZED SHARES. The aggregate number of shares of Stock available for purchase under the Plan shall be seven hundred fifty thousand (750,000) subject to adjustment pursuant to this Section 13.

         (b) ANTIDILUTION ADJUSTMENTS. The aggregate number of shares of Stock offered under the Plan, the one thousand (1,000) share limitation described in
Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's shareholders or a similar event.

         (c) REORGANIZATIONS. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be



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                               N2H2 CONFIDENTIAL
construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

         The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation.

SECTION 15. DEFINITIONS.

         (a) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

         (b) "CODE" means the Internal Revenue Code of 1986, as amended.

         (c) "COMMITTEE" means the Compensation Committee of the Board.

         (d) "COMPANY" MEANS N2H2, Inc., a Washington corporation.

         (e) "COMPENSATION" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

         (f) "CORPORATE REORGANIZATION" means:

                  (i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

         (g) "ELIGIBLE EMPLOYEE" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

         The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.



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                               N2H2 CONFIDENTIAL

         (i) "FAIR MARKET VALUE" means the market price of Stock, determined by the Committee as follows:

                  (i) If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last sale price quoted for such date by The Nasdaq National Market;

                  (ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

                  (iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

         (j) "OFFERING PERIOD" means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

         (k) "PARTICIPANT" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

         (l) "PARTICIPATING COMPANY" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

         (m) "PLAN" means this N2H2, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

         (n) "PLAN ACCOUNT" means the account established for each Participant pursuant to Section 7(a).

         (o) "PURCHASE PRICE" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

         (p) "STOCK" means the Common Stock of the Company, no par value per share.

         (q) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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                               N2H2 CONFIDENTIAL

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
                                                                      APPENDIX B

                                   N2H2, INC.
                             2000 STOCK OPTION PLAN
--------------------------------------------------------------------------------

         ARTICLE 1. INTRODUCTION.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by encouraging the attraction and retention of Employees and Consultants with exceptional qualifications and linking Employees and Consultants directly to shareholder interests through increased stock ownership.

         The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

         ARTICLE 2. ADMINISTRATION.

         2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                  (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                  (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

         2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees and Consultants who are to receive Options under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of Options, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

         2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered executive officers or directors of the Company under Section 16 of the Exchange Act, may grant Options under the Plan to such Employees and Consultants and may determine all features and conditions of such Options. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.



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                               N2H2 CONFIDENTIAL

         ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

         3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Common Shares issued pursuant to Options awarded under the Plan shall not exceed (a) 4,000,000 plus
(b) the additional Common Shares described in Section 3.2. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 7.

         3.2 ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options under the Plan.

         ARTICLE 4. ELIGIBILITY.

         4.1 NONSTATUTORY STOCK OPTIONS. Only Employees and Consultants shall be eligible for the grant of NSOs.

         4.2 INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

         ARTICLE 5. OPTIONS.

         5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

         5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 7. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 100,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 200,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 7.

         5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.



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                               N2H2 CONFIDENTIAL

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
         5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

         5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company provided that in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

         5.6 MODIFICATION OF OPTIONS. Within the limitations of the Plan, the Committee may modify outstanding options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

         5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

         ARTICLE 6. PAYMENT FOR OPTION SHARES.

         6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

                  (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

                  (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

         6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.



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                               N2H2 CONFIDENTIAL

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
         6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

         6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

         6.5 OTHER FORMS OF PAYMENT. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

         ARTICLE 7 PROTECTION AGAINST DILUTION.

         7.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                  (a) The number of Options available for future grants under
         Article 3;

                  (b) The limitations set forth in Section 5.2;

                  (c) The number of Common Shares covered by each outstanding Option; or

                  (d) The Exercise Price under each outstanding Option.

Except as provided in this Article 7, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         7.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.



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                               N2H2 CONFIDENTIAL

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
         7.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

                  (a) The continuation of the outstanding Options by the Company, if the Company is a surviving corporation;

                  (b) The assumption of the outstanding Options by the surviving corporation or its parent or subsidiary;

                  (c) The substitution by the surviving corporation or its parent or subsidiary of its own options for the outstanding Options;

                  (d) Full exercisability or vesting and accelerated expiration of the outstanding Options; or

                  (e) Settlement of the full value of the outstanding Options in cash or cash equivalents followed by cancellation of such Options.

         ARTICLE 8. LIMITATION ON RIGHTS.

         8.1 RETENTION RIGHTS. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an Employee or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws, the Company's Articles of Incorporation and Bylaws and a written employment agreement (if any).

         8.2 SHAREHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Option prior to the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

         8.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

         ARTICLE 9. WITHHOLDING TAXES.



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                               N2H2 CONFIDENTIAL

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
         9.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, an Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

         9.2 SHARE WITHHOLDING. The Committee may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

         ARTICLE 10. FUTURE OF THE PLAN.

         10.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective upon approval by the Company's shareholders. The Plan shall remain in effect until it is terminated under Section 10.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's shareholders.

         10.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

         ARTICLE 11. DEFINITIONS.

         11.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

         11.2 "BOARD" means the Company's Board of Directors, as constituted from time to time.

         11.3 "CHANGE IN CONTROL" shall mean:

                  (a) The execution of an agreement by the Company or the shareholder of the Company providing for the merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;



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                               N2H2 CONFIDENTIAL

                  (b) The execution of an agreement by the Company or the shareholder of the Company providing for the sale, transfer or other disposition of all or substantially all of the Company's assets;

                  (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

                  (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 40% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         11.4 "CODE" means the Internal Revenue Code of 1986, as amended.

         11.5 "COMMITTEE" means a committee of the Board, as described in
Article 2.

         11.6 "COMMON SHARE" means one share of the common stock of the Company, no par value per share.

         11.7 "COMPANY" means N2H2, Inc., a Washington corporation.

         11.8 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.



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                               N2H2 CONFIDENTIAL

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
         11.9 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

         11.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         11.11 "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

         11.12 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by THE COMMITTEE SHALL BE BASED ON THE PRICES REPORTED IN THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

         11.13 "ISO" means an incentive stock option described in Section 422(b) of the Code.

         11.14 "NSO" means a stock option not described in Sections 422 or 423 of the Code.

         11.15 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

         11.16 "OPTIONEE" means an individual or estate who holds an Option.

         11.17 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         11.18 "PLAN" means this N2H2, Inc. 2000 Stock Option Plan, as amended from time to time.

         11.19 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

         11.20 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.



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                               N2H2 CONFIDENTIAL

PROXY


                                   N2H2, INC.
                          900 FOURTH AVENUE, SUITE 3400
                                SEATTLE, WA 98164

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter H. Nickerson and John F. Duncan, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of N2H2, Inc. held of record by the undersigned on January 14, 2000, at the Annual Meeting of Shareholders to be held on March 9, 2000, or any adjournment thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





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                            s FOLD AND DETACH HERE s
                                                               your votes as [X]
                                                               indicated in
                                                               this example



                                                            FOR all nominees listed below           WITHHOLD AUTHORITY
                                                                (except as marked to             to vote for all nominees
                                                                the contrary below)                    listed below

1. ELECTION OF DIRECTORS: Elect two Class I                              [ ]                                [ ]
   directors to serve until the 2001 Annual Meeting of
   Shareholders, one Class II director to serve until
   the 2002 Annual Meeting of Shareholders, and one
   Class III director to serve until the 2003 Annual
   Meeting of Shareholders, and, in each case, until
   their respective successors are elected and
   qualified.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below)

Hollis R. Hill, Richard R. Rowe - Class I
Mark A. Segale - Class II
Peter H. Nickerson - Class III


                                                          FOR         AGAINST         ABSTAIN

2. Approval of the Employee Stock Purchase                [ ]           [ ]             [ ]
   Plan. Approve the Employee Stock Purchase Plan.

3. Approval of the 2000 Stock Option Plan.                [ ]           [ ]             [ ]
   Approve the 2000 Stock Option Plan.


4. Independent Auditors. Ratify the appointment of        [ ]           [ ]             [ ]
   PricewaterhouseCoopers LLP as the Company's
   auditors.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 through 4 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.


                  Please mark, sign date and return the proxy card promptly, using the enclosed envelope.


Signature(s)____________________________________________________________________
Dated:____________, 2000 Please sign name as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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                            s FOLD AND DETACH HERE s